UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2014

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement.

As previously disclosed, on November 13, 2013, Uranium Resources, Inc. (the “Company”), together with each of the Company’s subsidiaries as guarantors, entered into a Loan Agreement (the “Loan Agreement”) with Resource Capital Fund V L.P. (“RCF”), whereby RCF agreed, subject to the terms and conditions set forth in the Loan Agreement, to provide a secured convertible loan facility of up to $15.0 million to the Company.

The facility initially consisted of three tranches of $5.0 million each. RCF advanced $3.0 million of the first $5.0 million tranche shortly following the closing of the Loan Agreement in November 2013 and RCF advanced the remaining $2.0 million of the first tranche on February 4, 2014 following stockholder approval of the Loan Agreement and the issuance of shares thereunder on January 29, 2014.

On April 29, 2014, the Company, it subsidiaries and RCF entered into Amendment No. 1 to Loan Agreement (the “Amendment”), which reduced the amount available under the second tranche of the Loan Agreement from $5.0 million to $3.0 million and terminated RCF’s commitment relating to the $5.0 million third tranche of the Loan Agreement. As a consequence, the aggregate amount available under the Loan Agreement decreased from $15.0 million to $8.0 million. Following execution of the Amendment, the Company requested, and RCF advanced, the final $3.0 million available under the Loan Agreement.

The foregoing description of the terms and conditions of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 2.03                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

RCF may at any time convert amounts drawn under the Loan Agreement (including amounts previously repaid) into shares of URI common stock at an initial rate of $2.60 per share. The conversion rate is subject to customary anti-dilution adjustments and further downward adjustment in the case of certain equity issuances by the Company below $2.60 per share before November 13, 2014. If RCF were to elect to convert the $8.0 million outstanding under the Loan Agreement at the current conversion rate of $2.60 per share, the Company would issue 3,076,923 shares of common stock to RCF. For a more complete description of the terms of the Loan Agreement, see the disclosure set forth under Item 3.02 to the Form 8-K filed by the Company on February 4, 2014, which disclosure is hereby incorporated by reference into this Item 3.02.

On April 10, 2014, the Company issued to RCF 45,737 shares of common stock in satisfaction of $111,333 of interest and $26,933 of a 1% commitment fee accrued under the Loan Agreement from January 1, 2014 to March 31, 2014, valuing such shares at $3.02 per share, which is the volume weighted average price of the Company’s common stock for the twenty trading days preceding March 31, 2014. Also, on April 25, 2014, the Company issued 119,231 shares of common stock in a private placement to Thomas H. Ehrlich, the Company’s former chief financial officer, pursuant to the terms of a Separation Agreement and General Release dated April 15, 2014, under the terms of which Mr. Ehrlich agreed to settle a previously disclosed lawsuit against the Company.

The shares issued to RCF on April 10, 2014 and to Mr. Ehrlich on April 25, 2014 were issued, and any additional shares issued under the Loan Agreement will be issued, pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Loan Agreement, dated April 29, 2014, among Uranium Resources, Inc., those subsidiaries of Uranium Resources, Inc. from time to time party hereto, and Resource Capital Fund V L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2014

URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Loan Agreement, dated April 29, 2014, among Uranium Resources, Inc., those subsidiaries of Uranium Resources, Inc. from time to time party hereto, and Resource Capital Fund V L.P.